EXHIBIT 7.1
AGREEMENT OF JOINT FILING
     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Date: January 11, 2008

AMG Investments No. 2 LLC
/s/ Richard M. Osborne
Richard M. Osborne, a managing member

/s/ Richard M. Osborne
Richard M. Osborne, individually

/s/ Steven A. Calabrese
Steven A. Calabrese, individually

Steven A. Calabrese Profit Sharing Trust
/s/ Steven A. Calabrese
By: Steven A. Calabrese, co-trustee

CCAG Limited Partnership
      By: TGF, Inc., its general partner

/s/ Steven A. Calabrese
By: Steven A. Calabrese, President

/s/ Mark D. Grossi
Mark D. Grossi, Individually